Exhibit 99.1
Insulet Initiates Voluntary Medical Device Correction for Certain Omnipod® 5 Pods in the U.S.

•Medical Device Correction impacts only specific lots of Omnipod® 5 Pods
•Customers can visit omnipod.com/check-pods to check lot numbers and request replacement Pods at no cost
•All other Omnipod® 5 Pods and Omnipod® products remain safe to use

ACTON, Mass., March 12, 2026 -- Insulet Corporation (NASDAQ: PODD) (“Insulet” or the “Company”) today initiated a voluntary Medical Device Correction for specific lots of Omnipod® 5 Pods after identifying a manufacturing issue through its ongoing product monitoring. This action applies to specific identified lots distributed in the United States, and all other Omnipod® 5 Pods and Omnipod® products remain safe to use.

Insulet identified that certain Pods from specific lots may have a small tear in the internal tubing that delivers insulin. If this occurs, insulin may leak inside the Pod instead of being fully infused into the body as intended.

If insulin is not delivered properly, users may experience high blood glucose levels due to under-delivery of insulin. In the most severe cases, prolonged and persistent high blood glucose levels can lead to diabetic ketoacidosis (DKA), a serious medical condition that requires prompt medical treatment.

Insulet has received 18 reports of serious adverse events associated with high blood glucose levels, including hospitalization and DKA. No deaths have been reported.

This issue does not affect continuous glucose monitoring (CGM) systems or CGM readings.
Following its investigation, Insulet has implemented updates to its manufacturing processes and quality controls to strengthen detection and prevention and further support the integrity of its products. The Pods involved in this correction represent approximately 1.5% of annual Omnipod® 5 pod production globally.
Insulet continues to manufacture and ship Omnipod® 5 Pods and does not anticipate disruption to customer shipments, product availability, or new patient starts.
The U.S. Food and Drug Administration (FDA) has been notified of this action. Patient safety and product quality remain Insulet’s highest priorities.

Important Information for Omnipod® 5 Users

Customers should visit omnipod.com/check-pods to confirm whether their Pod lot number is included in this voluntary Medical Device Correction and request replacement Pods at no cost.

If a Pod from an affected lot is currently in use, customers should discontinue use and replace it with a Pod from an unaffected lot.

Customers who have questions or need assistance may contact Insulet Product Support at 1-800-641-2049 (available 24/7) or use the live agent chat at omnipod.com/current-podders.

About Insulet Corporation:
Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod® product platform. The Omnipod® Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod® 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod® 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod® technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit insulet.com and omnipod.com.

Forward-Looking Statement:
This press release includes certain forward-looking statements within the meaning of the Private Litigation Securities Reform Act of 1995, as amended. Forward-looking statements relate to future events, including statements concerning the Company’s plans or expectations regarding the voluntary medical device correction and effects of the voluntary medical device correction on the Company’s business, operations, and financial performance or guidance, and involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause the actual results, performance or achievements of the Company to be materially different from its current expectations, assumptions, plans, guidance, estimates and projections, including (but not limited to) the financial, operational, and reputational impact and costs of the voluntary medical device correction, future actions by the FDA and other regulatory bodies, the possibility that the voluntary medical device correction could subject the Company to disputes, claims or proceedings that may adversely affect its business and financial operation and other factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2025. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances except as required by applicable law.

Contacts

Media:
Cristal Downing
Chief Corporate Affairs Officer
pr@insulet.com

Investor Relations:
Clare Trachtman
Vice President, Investor Relations
ir@insulet.com